UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2026

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Legacy Housing Corporation (the “Company”)

August 13, 2026

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, the Board of Directors of the Company appointed Kenneth E. Shipley, age 67, as Chairman of the Board and Chief Executive Officer of the Company, effective August 13, 2026. Mr. Shipley co-founded the Company in 2005 and has been a member of the Board of Directors since January 2018. He served as the Company’s Co-Chief Executive Officer from January 2018 to February 2019, as President and sole Chief Executive Officer from February 2019 to June 2022, as Chairman of the Board of Directors and Executive Vice President from July 2022 to October 2025, and as Chief Executive Officer on an interim basis from October 10, 2025 until his appointment described above. Prior to that, Mr. Shipley served as a partner of the Company’s predecessor, Legacy Housing, Ltd.

Mr. Shipley has more than 32 years of experience in the manufactured home industry. Since 1981, he has also owned and operated Bell Mobile Homes in Lubbock, Texas, a manufactured home retailer. Mr. Shipley is a co-founder of the Company and one of its largest shareholders.

Mr. Shipley does not have a written employment agreement with the Company. Mr. Shipley, in consultation with the Company’s independent directors, has agreed to receive a salary as Chief Executive Officer at a rate of $50,000 per year. He works full-time for the Company and there is no set term for his employment.

As previously reported in the Company’s Current Report on Form 8-K filed on July 22, 2026, Curtis D. Hodgson retired from his positions as Executive Chairman of the Company and as a member of the Board of Directors effective July 21, 2026.

The following transactions are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Bell Mobile Homes (“Bell”), a retailer owned by one of the Company’s significant shareholders, purchases manufactured homes from the Company. Accounts receivable balances due from Bell were $613,000 as of December 31, 2025, accounts payable balances due to Bell were $103,000 as of December 31, 2025, and home sales to Bell were $4.8 million for the year ended December 31, 2025. Shipley Bros., Ltd. and Crazy Red’s Mobile Homes (together, “Shipley”), retailers owned by one of the Company’s significant shareholders, purchase manufactured homes from the Company. Accounts receivable balances due from Shipley were $140,000 as of December 31, 2025, accounts payable balances due to Shipley were $36,000 as of December 31, 2025, and home sales to Shipley were $2.1 million for the year ended December 31, 2025.

Other than as described above, there are no arrangements or understandings between Mr. Shipley and any other person pursuant to which Mr. Shipley was selected as an officer of the Company.

Further, there is no family relationship between Mr. Shipley and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: August 17, 2026	By:	/s/ Jon Langbert
	Name:	Jon Langbert
	Title:	Chief Financial Officer